Exhibit (2)(r)
THE CUSHING MLP TOTAL RETURN FUND
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and trustees of The Cushing MLP Total Return Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do nominate, constitute and appoint Jerry V. Swank, Mark W. Fordyce, Brian D. Watson and Michael S. Minces, each as his true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments, supplements and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration or offering of the Trust’s common shares of beneficial interest, par value $.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 30th day of October 2008.

/s/ JERRY V. SWANK
Jerry V. Swank
Trustee, Chief Executive Officer and President

/s/ BRIAN R. BRUCE
Brian R. Bruce
Trustee

/s/ RONALD P. TROUT
Ronald P. Trout
Trustee

/s/ EDWARD N. MCMILLAN
Edward N. McMillan
Trustee

/s/ MARK W. FORDYCE
Mark W. Fordyce
Chief Financial Officer, Principal Accounting Offer, Treasurer and Secretary

The Cushing MLP Total Return Fund
SECRETARY’S CERTIFICATE
     I, Mark Fordyce, Secretary of the Cushing MLP Total Return Fund hereby certify that the attached resolution was approved by the Board of Trustees at a meeting duly held on August 14, 2008 and is true and accurate and in effect as of that date. However, I note that this resolution has not been incorporated into minutes reviewed and approved by the Board of Trustees.

The Cushing MLP Total Return Fund
By:	/s/ MARK FORDYCE
	Name:	Mark Fordyce
	Title:	Secretary
	Date:	10/30/08

     RESOLVED, that each officer and director who may be required to sign and execute any such Registration Statement or statement relating to the Shares or any and all amendments thereto or documents in connection therewith (whether for or on behalf of the Fund, or as an officer or director of the Fund, or otherwise) is hereby authorized to execute a power of attorney appointing Jerry V. Swank, Mark W. Fordyce, Brian D. Watson and Michael S. Minces, each of them acting severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity such Registration Statement or statements and any and all amendments (including post effective amendments, including amendments or supplements to the prospectus contained therein and the addition or amendment of exhibits and other documents in connection therewith, and to file the same with the SEC, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.